8-K Cover

EXHIBIT 10.1

EMPLOYMENT AGREEMENT

          This Employment Agreement (the “Agreement”) is entered into as of this 26th day of September, 2008 (“Effective Date”) by and between DOWNEY SAVINGS AND LOAN ASSOCIATION, F.A. (“Downey Savings”) and CHARLES R. RINEHART (“Executive”) (collectively, the “parties”) subject to the terms below.

I.          POSITION AND RESPONSIBILITIES

          A.          Position. Downey Savings shall employ Executive to render services in the position of Chief Executive Officer of Downey Savings. Without any additional compensation, Executive shall also serve as Chief Executive Officer of Downey Savings’ holding company, Downey Financial Corp. (“DFC”), and as a Director of Downey Savings and DFC, and, if requested by Downey Savings, as an officer of any other affiliated entity of Downey Savings. Executive shall perform such duties and responsibilities as are normally related to each such position in accordance with the standards of the industry and any additional duties consistent therewith now or hereafter assigned to Executive by the Boards of Directors of Downey Savings and DFC. Executive shall abide by the rules, regulations, and practices as adopted or modified from time to time by the Boards of Directors of Downey Savings and DFC. Notwithstanding anything to the contrary in this Agreement, this Agreement shall not be effective unless Executive successfully completes the background checks on him conducted by Downey Savings on all new employees in accordance with its policies and practices.

          B.          Other Activities. By executing this Agreement, Executive agrees to serve in the position of Chief Executive Officer of Downey Savings and DFC, and to devote appropriate time, attention, loyalty and efforts to the performance of Executive’s duties. Except upon the prior written consent of Downey Savings, Executive will not, during the term of this Agreement, (i) accept any other employment or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is reasonably likely to interfere with Executive’s duties and responsibilities hereunder or create a conflict of interest with Downey Savings or DFC; provided that during the period of employment hereunder, Executive shall be entitled to (A) continue to serve on the boards of directors of those public companies on the boards of which Executive currently serves, (B) serve, after appropriate consultation with the Boards of Directors of Downey Savings and DFC, on other corporate, civic or charitable boards or committees and (C) manage personal investments, so long as such activities do not interfere with the performance of the Executive’s responsibilities to Downey Savings under this Agreement.

          C.          No Conflict. Executive represents and warrants that Executive’s execution of this Agreement, Executive’s employment with Downey Savings, and the performance of Executive’s proposed duties under this Agreement shall not violate any obligations Executive may have to any prior employer, or other person or entity, including any obligations with respect to proprietary or confidential information of any person or entity.

          D.          Employment Start Date. Executive’s employment with Downey Savings commenced on September 23, 2008.

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II.          COMPENSATION AND BENEFITS

          A.          Signing Bonus. Downey Savings will pay Executive a Two Million Five Hundred Thousand and 00/100 Dollar ($2,500,000.00) signing bonus upon execution of this Agreement, subject to a pro-rated reimbursement to Downey Savings if during the first twelve (12) months of Executive’s employment, Executive voluntarily terminates his employment or is terminated by Downey Savings for Cause. Any such reimbursement to Downey Savings under this Section II.A. shall be due within ten (10) business days following such a termination of employment.

          B.          Base Salary. In consideration of the services to be rendered under this Agreement, Downey Savings shall pay Executive a salary at the rate of One Million and 00/100 Dollars ($1,000,000.00) per annum (“Base Salary”). Base Salary shall be paid in accordance with Downey Savings’ regularly established payroll practice.

          C.          Annual Incentive Compensation. As a member of the executive management team, Executive shall be eligible to participate in Downey Savings’ Annual Incentive Plan (“Annual Incentive Plan”) beginning with the 2009 calendar year. Executive acknowledges that the Annual Incentive Plan for such year and all other years is established by the Board of Directors of Downey Savings and subject to whatever criteria, thresholds and other terms and conditions as that Board may determine to be appropriate in its sole and subjective discretion. The Annual Incentive Plan may contain operating metrics, including, but not limited to the following, (i) core earnings, (ii) operating efficiency ratio, (iii) loss mitigation measures or (iv) other non-financial measures. Executive acknowledges that, once he becomes eligible to participate under the Annual Incentive Plan, all criteria, thresholds, and other terms and conditions put in place by the Board for the Annual Incentive Plan shall apply to Executive’s participation under the Annual Incentive Plan and may result, among other things, in Executive not being entitled to any bonus payment under the Annual Incentive Plan. Under the Annual Incentive Plan, Executive’s annual bonus will be targeted at one hundred fifty percent (150%) of Executive’s then-current annual Base Salary (the “Target Bonus”). For 2009 only, Executive’s Target Bonus shall be equal to 15/12 of the bonus otherwise payable to Executive under the terms of the Annual Incentive Plan. Downey Savings reserves the right to amend or eliminate the Annual Incentive Plan and participation levels at any time, in its sole and subjective discretion. If the Annual Incentive Plan is eliminated, then Executive shall be entitled to participate in such replacement or successor incentive plan as Downey Savings may put in place for members of the executive management team. Executive must be employed on the date payments are made under the Annual Incentive Plan in order for any such payments to be earned.

          D.          Long Term Incentive Compensation. As of the first day of Executive’s employment under this Agreement, Downey Savings shall cause Executive to be granted 1,226,994 shares of restricted stock in DFC. As of the date of the grant of such restricted stock, it shall be unvested. Subject to Executive’s continued employment on the relevant dates, Executive shall vest in such restricted stock at a rate of 25% on each anniversary date of Executive’s commencement of employment, and Executive shall be fully vested in such restricted stock upon the fourth anniversary of this employment. Provided that Executive first

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signs a separation agreement and general release of claims substantially in the form attached as Exhibit “A” hereto and with terms mutually agreed to by the parties, Executive shall become fully vested in such restricted stock in the event Executive is otherwise entitled to payment pursuant to Section 3 of the Change in Control Agreement between Downey Savings and Executive entered into of even date herewith, or in the event of Executive’s (i) involuntary termination of employment other than for Cause (as defined below) or (ii) termination of employment for Good Reason. Other than as set forth in the immediately preceding sentence, Executive shall forfeit any restricted stock that is not vested upon termination of employment. The award agreement for such restricted stock granted to Executive shall provide that in the event of any change in the outstanding shares of DFC by stock split, reverse stock split or otherwise, the restricted shares in DFC held by Executive shall be subject to the same adjustment (if any) in the number and kind of shares as the other shares of DFC stock held prior to such change in the outstanding shares of DFC stock, except that any resulting shares received by Executive shall be subject to the same vesting provisions of this Section II.D. that applied to the restricted shares in DFC held by Executive prior to such adjustment. Notwithstanding any other provision of this Agreement to the contrary, Executive acknowledges and agrees that (i) any additional equity award (including any further grant of restricted stock) to Executive shall be determined in the sole and subjective discretion of the Board of Directors of Downey Savings, (ii) the Board of Directors of Downey Savings may decide in its sole and subjective discretion not to grant any additional equity award to Executive, (iii) if the Board of Directors of Downey Savings does decide to grant any additional equity award to Executive, the Board shall not be required to consider the amount of the grant under this Section II.D. in determining the number of shares under any additional grant and (iv) any subsequent grants of restricted stock in subsequent years of Executive’s employment may be subject to such performance measures as may be established by the Board of Directors of Downey Savings in its sole and subjective discretion.

          E.          Benefits. Executive shall be eligible to participate in the employee benefit plans and programs made generally available by Downey Savings to other employees of Downey Savings as the same are established, modified and/or re-established from time to time, in accordance with terms and subject to the conditions and eligibility requirements of such plans and programs. Downey Savings’s employee benefit plans and programs are subject to change and may be amended and/or eliminated from time to time in Downey Savings’ sole and subjective discretion

          F.          Change in Control. Concurrent with the execution of this Agreement by the parties, Downey Savings and Executive shall enter into a Change in Control Agreement in form and substance as that attached hereto as Exhibit B.

          G.          Expenses. Downey Savings shall reimburse Executive for (i) reasonable business expenses incurred in the performance of Executive’s duties hereunder in accordance with Downey Savings’ expense reimbursement policies and procedures and (ii) the reasonable fees and expenses of Executive’s counsel arising in connection with the negotiation and execution of this Agreement.

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III.          AT-WILL EMPLOYMENT; TERMINATION BY DOWNEY SAVINGS

          A.          At-Will Employment. Executive’s employment shall be “at-will” at all times. Downey Savings may terminate Executive’s employment at any time, without advance notice, for any reason or no reason at all, notwithstanding anything to the contrary contained in or arising from any statements, policies or practices of Downey Savings relating to the employment, discipline or termination of its employees. Upon and after such termination, all obligations of Downey Savings under this Agreement shall cease, except as otherwise expressly provided in this Agreement.

          B.          Severance. Except in situations where the employment of Executive is terminated by Downey Savings for Cause or by death or disability (as described in Section IV below) or by Executive, in the event that Executive’s employment is involuntarily terminated, and except where there is a “Change in Control” as defined in the attached Change in Control Agreement, Executive will be eligible to receive a lump sum severance payment equal to one (1) year of Executive’s annual Base Salary then in effect. Accordingly, for the twenty-four (24) month period following a Change in Control, whether Executive is eligible to receive severance payment shall be governed by the Change in Control Agreement, and Executive shall not be eligible to receive a severance payment under this Agreement with respect to any termination of employment occurring within such period.

For purposes of this Agreement, “Good Reason” shall mean the occurrence of one or more of the following events if Executive provides written notice to the Board of Directors of Downey Savings of Executive’s intent to terminate employment for Good Reason no later than forty-five (45) days following the occurrence of any such event and if Downey Savings does not remedy such condition within thirty (30) days following written notification of such event by Executive (i) a material reduction, without Executive’s consent, in Executive’s Base Salary then in effect, other than a reduction similar in percentage to a reduction generally applicable to all similarly-situated employees of Downey Savings, (ii) removal of Executive from the Chief Executive Officer position of Downey Savings, except for Cause or (iii) a relocation of Executive’s principal place of work to a facility or location more than twenty-five (25) miles away from Downey Savings’ current executive offices in Newport Beach, California.

Executive’s eligibility for the severance payment under this Agreement is conditioned on (a) Executive having first signed a separation agreement and general release of claims substantially in the form attached as Exhibit “A” hereto with terms mutually agreed to by the parties and (b) Executive’s continued adherence to the provisions of this Agreement that continue beyond Executive’s employment with Downey Savings, in particular, Sections VI (Termination Obligations) and VII (Confidential Information; Non-Solicitation; Non-Disparagement). If Executive fails to comply with any of Executive’s obligations under subsections (a) and (b) above, Executive’s eligibility for and receipt of the severance payment shall immediately cease.

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IV.          OTHER TERMINATION BY DOWNEY SAVINGS

          A.          Termination for Cause. For purposes of this Agreement, Downey Savings may terminate Executive’s employment for “Cause” if: (i) Executive commits a felony or any other crime involving dishonesty or breach of trust, or Executive commits any other crime involving moral turpitude with respect to Downey Savings or that negatively impacts Downey Savings or involving physical harm to any person (not arising to a felony) that negatively impacts Downey Savings; (ii) Executive engages in conduct that is in bad faith and materially injurious to Downey Savings, including but not limited to misappropriation of any Downey Savings property, misappropriation of trade secrets, fraud or embezzlement; (iii) Executive commits a material breach of this Agreement which breach is not cured within thirty (30) days after written notice to Executive from Downey Savings, unless such breach is not curable, in which case there shall be no cure period; (iv) Executive willfully refuses to implement or follow a lawful policy or directive of the Board of Directors of Downey Savings, which breach is not cured within thirty (30) days after written notice to Executive from Downey Savings, unless such breach is not curable, in which case there shall be no cure period or (v) Executive engages in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally. Upon termination for Cause, Downey Savings shall pay to Executive all compensation to which Executive is entitled up through the date of termination, subject to all rights, remedies and defenses of Downey Savings; and thereafter all obligations of Downey Savings under this Agreement shall cease. For purposes of this Cause definition, an act or omission based upon a resolution duly adopted by the Board of Directors of either Downey Savings or DFC or advice of counsel for Downey Savings or DFC shall be conclusively presumed to have been done or omitted in good faith and in the best interests of Downey Savings or an affiliate.

          B.          By Death. Executive’s employment shall terminate automatically upon Executive’s death. Downey Savings shall pay to Executive’s beneficiaries or estate, as appropriate, any compensation to which Executive is entitled up through the date of termination and provide all benefits due Executive under any benefit plans in which Executive participates in accordance with the terms of such plans. Thereafter all obligations of Downey Savings under this Agreement shall cease. Nothing in this Section shall affect any entitlement of Executive’s heirs or devisees to the benefits of any life insurance plan or other applicable benefits.

          C.          By Disability. If Executive becomes eligible for long term disability benefits or if, in the sole opinion of Downey Savings, Executive is unable to carry out the responsibilities and functions of the position held by Executive by reason of any illness or physical or mental impairment for more than ninety (90) consecutive days or more than one hundred and twenty (120) days in any twelve (12) month period, then, to the extent permitted by law, Downey Savings may terminate Executive’s employment, subject to the provisions of Section III(A) above. Upon such termination, Downey Savings shall pay to Executive all compensation to which Executive is entitled up through the date of termination and provide all benefits due Executive under any benefit plans in which Executive participates in accordance with the terms of such plans. Nothing in this Section shall affect Executive’s rights under any disability plan in which Executive is a participant.

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          Any termination by Downey Savings shall be communicated by Notice of Termination to Executive hereto given in accordance with Article XI. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the Date of Termination.

V.          TERMINATION BY EXECUTIVE

          A.          At-Will by Executive. Executive may terminate employment with Downey Savings at any time for any reason or no reason at all. Upon such termination, Downey Savings shall pay to Executive all compensation to which Executive is entitled up through the date of termination and provide all benefits due Executive under any benefit plans in which Executive participates in accordance with the terms of such plans and this Agreement. Thereafter, all obligations of Downey Savings shall cease.

VI.          TERMINATON OBLIGATIONS

          A.          Return of Property. Executive agrees that all property (including without limitation all equipment, tangible proprietary information, documents, records, notes, contracts and computer-generated materials) furnished to or created or prepared by Executive incident to Executive’s employment belongs to Downey Savings and shall be promptly returned to Downey Savings upon termination of Executive’s employment or at any other time upon request by Downey Savings.

          B.          Post-Termination Cooperation. Following any termination of employment, Executive shall provide reasonable cooperation with Downey Savings in the winding up of pending work on behalf of Downey Savings and the orderly transfer of work to other employees. Executive shall also provide reasonable and necessary cooperation with Downey Savings in the defense of any action brought by any third party against Downey Savings that relates to Executive’s employment by Downey Savings or relates to any matter that occurred during Executive’s employment with Downey Savings. Downey Savings shall reimburse Executive for any and all reasonable out-of-pocket expenses incurred in providing the cooperation in connection with any third party action as contemplated above. Upon termination of employment for any reason, Executive shall, at Downey Savings’ request, immediately resign from any and all offices, directorships, and other positions held by him in or on behalf of Downey Savings and each of its affiliated entities effective the date of Executive’s termination from Downey Savings.

          C.          Continuing Obligations. Executive understands and agrees that Executive’s obligations under Sections VI, VII, and X herein shall survive the termination of Executive’s employment for any reason and the termination of this Agreement.

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VII.          PROPRIETARY INFORMATION; NON-SOLICIATION; NON-DISPARGEMENT

          A.          Confidentiality. Executive agrees to treat all Proprietary Information (as defined below) as private, privileged, and confidential, and not to use, disclose or release any Proprietary Information in any manner to any person, firm or institution at any time, even after termination of Executive’s employment, except to the extent necessary to carry out Executive’s duties as an employee of Downey Savings and except as otherwise required by applicable law. Executive further understands and agrees that the publication or other disclosure of Proprietary Information at any time through literature or speeches or other communication to the public must be approved in advance in writing by the Board of Directors of Downey Savings. “Proprietary Information” means all confidential, proprietary or trade secret information and ideas in whatever form or state of development, tangible or intangible, whether disclosed to or learned or developed by Executive alone or with others, and whether or not marked confidential or proprietary, pertaining in any manner to the business of Downey Savings or to Downey Savings’ employees, independent contractors, customers, vendors, suppliers, consultants or business associates.

          B.          Non-Solicitation. Executive acknowledges that engaging in any of the conduct described below would involve the use or disclosure of Downey Savings’ trade secrets and agrees that for a period of one (1) year after the termination of Executive’s employment, Executive will not, directly or indirectly, encourage or solicit any officer, employee or consultant of Downey Savings or any of its affiliates to leave their employment for any reason, nor will Executive ask, encourage or suggest to any third-party, including any future employer, to encourage or solicit any officer, employee or consultant of employer to leave Downey Savings or any of its affiliates. Further, Executive agrees that for a period of one (1) year after the termination of Executive’s employment, Executive will not solicit, encourage or influence any person or entity who is a customer, client or supplier of Downey Savings or any of its affiliates to cease doing business with Downey Savings or any of its affiliates, or encourage any customer, client or supplier to use the services of any competitor of Downey Savings or any of its affiliates.

          C.          Non-Disparagement. Executive shall not, during any period of employment for Downey Savings or thereafter, regardless of the reason for termination, directly or indirectly, take any action or make any statements, written or oral or via any other medium, which may disparage or defame the goodwill or reputation of Downey Savings, any of its affiliated entities, or its or their current or former directors, officers, employees (“Protected Group”) or cause any member of the Protected Group embarrassment or humiliation or otherwise cause or contribute to such Protected Group member being held in disrepute by the public, shareholders, clients, customers, employees, competitors, or other business relations of Downey Savings.

          Executive agrees to direct all inquiries from prospective employers to Downey Savings’ Human Resources Director, who will respond by stating only Executive’s inclusive dates of employment and job title.

          Nothing in this Section VII.C shall in any way limit the ability of Executive or Downey Savings or its officers, directors and employees to respond truthfully to or cooperate with any governmental or regulatory inquiry or investigation or to give truthful testimony as required by law or legal process.

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VIII.          INDEMNIFICATION

          Executive shall be covered by Downey Savings’ insurance policies providing liability insurance for directors, officers, employees, agents or fiduciaries of Downey Savings in accordance with their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policies, subject to the terms and conditions of such policies. Executive shall also be covered by Downey Savings’ and DFC’s standard individual indemnification agreements.

IX.          AMENDMENTS; WAIVERS; REMEDIES

          This Agreement may not be amended or waived except by a writing signed by Executive and by a duly authorized officer of Downey Savings. No right of any party hereto shall be deemed waived unless waived in writing by the party benefited thereby. All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

X.          ASSIGNMENT; BINDING EFFECT

          A.          Assignment. The performance of Executive is personal hereunder, and Executive agrees that Executive shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement. This Agreement may be assigned or transferred by Downey Savings; and nothing in this Agreement shall prevent the consolidation, merger or sale of Downey Savings or a sale of any or all or substantially all of its assets. Executive expressly acknowledges and agrees that Downey Savings itself shall have the right to enforce any and all of Executive’s obligations hereunder, either together with or separately from Downey Savings, provided, however, that Downey Savings shall not be considered as Executive’s employer as a result of such status or in any other respect.

          B.          Binding Effect. Subject to the foregoing restriction on assignment by Executive, this Agreement shall inure to the benefit of and be binding upon each of the parties; the affiliates, officers, directors, agents, successors and assigns of Downey Savings; and the heirs, devisees, spouses, legal representatives and successors of Executive.

XI.          NOTICES

All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered: (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by United States first class registered or certified mail, return receipt requested, to the principal address of the other party, as set forth below. The date of notice shall be deemed to be the earlier of (i) actual receipt of notice by any permitted means, or (ii) five business days following dispatch by overnight delivery service or the United States Mail. Executive shall be obligated to notify Downey Savings in writing of any

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change in Executive’s address. Notice of change of address shall be effective only when done in accordance with this paragraph.

Downey Savings’ Notice Address:

          c/o Downey Savings and Loan Association, F.A.
          3501 Jamboree Road
          Newport Beach, CA 92660
          Attention: General Counsel

Executive’s Notice Address:

          1811 La Cuesta Drive
          Santa Ana, CA 92705

XII.          SEVERABILITY

          If any provision of this Agreement shall be held by a court to be invalid, unenforceable or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

XIII.          TAXES

          All amounts paid under this Agreement (including without limitation Base Salary) shall be paid less all applicable state and federal tax withholdings and any other withholdings required by any applicable jurisdiction or authorized by Executive.

          A.          Delay of Payments in Certain Circumstances. Notwithstanding any provision to the contrary in this Agreement, if Executive were deemed at the time of separation from service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of the termination benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of Executive’s termination benefits shall not be provided to Executive prior to the earlier of (i) the expiration of the six-month period measured from the date of Executive’s “separation from service” with Downey Savings (as such term is defined in the Treasury Regulations issued under Section 409A of the Code) or (ii) the date of Executive’s death. Upon the expiration of the applicable Code Section 409A(a)(2)(B)(i) deferral period, all payments deferred pursuant to this Article XIII shall be paid in a lump sum to Executive, and any remaining payments due under this Agreement shall be paid as otherwise provided herein.

          B.          Cooperation. If Executive or Downey Savings believes, at any time, that any feature of Executive’s compensation or benefits does not comply with (or is not exempt from)

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Section 409A of the Code or that any action taken or contemplated to be taken (including any failure to take action) in regards to Executive’s compensation or benefits caused or might cause a violation of Section 409A of the Code, Executive or Downey Savings, as the case may be, will promptly advise the other and will reasonably negotiate in good faith to amend the terms of the payments or benefits or alter the action or contemplated action (in a manner that in the aggregate does not have a material adverse economic effect on Executive, Downey Savings or DFC) in order that payments or benefit arrangements comply with (or are exempt from) the requirements of Section 409A of the Code or in order to mitigate any additional taxes that may apply under Section 409A of the Code if compliance or exemption is not practicable.

XIV.          INTERPRETATION

          This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement. Whenever the context requires, references to the singular shall include the plural and the plural the singular.

XV.          COUNTEPARTS

          This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

XVI.          ENTIRE AGREEMENT

          This Agreement is intended to be the final, complete, and exclusive statement of the terms of Executive’s employment by Downey Savings and may not be contradicted by evidence of any prior or contemporaneous statements or agreements, except for agreements specifically referenced herein (including the Change in Control Agreement). This Agreement expressly supersedes and replaces any offer letter, employment agreement, or other agreement between Executive and Downey Savings regarding the terms or conditions of Executive’s employment. To the extent that the practices, policies or procedures of Downey Savings, now or in the future, apply to Executive and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Any subsequent change in Executive’s duties, position, or compensation will not affect the validity or scope of this Agreement.

XVII.          JURISDICTION AND VENUE

          This Agreement and any disputes in connection with Executive’s employment shall be subject to California law and venue relating to the same shall be Orange County, California.

XVIII.          WARRANTIES

          Downey Savings represents and warrants to Executive, as of the date hereof as follows:

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          A.          Downey Savings and DFC are each legal entities duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and Downey Savings has all requisite power and authority (corporate and other) to enter into and perform its obligations under this Agreement.

          B.          The shares of restricted stock granted to Executive have been duly authorized by DFC and when issued will be validly issued, fully paid and nonassessable.

          C.          The execution, delivery and performance by Downey Savings of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (a) conflict with or result in any violation of any provision of the articles of incorporation or association, bylaws or other charter or organizational documents of Downey Savings or DFC; (b) conflict with, contravene or result in a violation or breach of, or constitute a default under, or result in the termination, modification or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of Downey Savings or DFC under, or result in a loss of any material benefit to which Downey Savings or DFC is entitled under, any agreement, contract, obligation, note or other instrument to which either of them is a party or is otherwise bound or (c) violate or result in a breach of or constitute a default under any statute, law, rule or regulation of any government or any governmental or regulatory authority or securities exchange applicable to Downey Savings or DFC or any of their affiliates.

XIX.          EXECUTIVE ACKNOWLEDGEMENT

          Executive acknowledges that Executive has consulted with legal counsel of Executive’s choice concerning this Agreement, and after being advised by such legal counsel regarding this Agreement and all matters relating to it, Executive has read and understands the Agreement, Executive is fully aware of its legal effect, and Executive has entered into it freely based on Executive’s own judgment and not on any representations or promises other than any which are expressly set forth in this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Effective Date.

Downey Savings and Loan Association, F.A.

By:	/s/ Jon A. MacDonald	/s/ Charles R. Rinehart
	Jon A. MacDonald	Charles R. Rinehart
Executive Vice President
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Exhibit A

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release ("Agreement") is made and entered into as of _____ [Fill in Today’s Date] by and between DOWNEY SAVINGS AND LOAN ASSOCIATION, F.A. on behalf of itself and its affiliates, officers, directors, employees, agents, attorneys, successors and assigns (collectively "Employer") and CHARLES R. RINEHART (“Employee”).

[Whereas, Employee has voluntarily resigned Employee’s employment and tendered Employee’s resignation notice giving the Employer _______________ [Insert Number (#) of weeks] weeks notice of Employee’s resignation.][Delete Preceding Sentence if it is an Involuntary Termination]

Now therefore, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, Employer and Employee hereby agree as follows:

          1.          Employee acknowledges that Employer has paid Employee all compensation due Employee and has paid Employee for all accrued vacation time, if any, to which Employee is entitled and Employee represents that no Employer property including, but not limited to, files, supplies, computer data and/or other documents or materials, is in Employee’s possession, custody or control. Employer shall also pay to Employee any legitimate as-yet un-reimbursed business expenses upon prompt submission of same to Employer with proper documentation and pursuant to Employer’s policy.

          2.          Employee hereby releases and forever discharges Employer from all claims, rights, demands, actions, obligations, liabilities, and causes of action of any and every kind, nature and character whatsoever, known or unknown, whether based on a contract (implied, oral or written) or any other theory of recovery, and whether for compensatory, punitive or other damages, including but not limited to any and all claims which Employee may now have, has ever had, or may in the future have, arising from or in any way connected with his employment by Employer.

          3.          Employee hereby waives any and all rights or benefits which Employee may have under the terms of Section 1542 of the California Civil Code which provides as follows:

                    "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

          4.          It is understood and agreed that the payment of any sums under this Agreement shall not be deemed an admission of liability or responsibility at any time for any purpose.

          5.          This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof. Any and all prior agreements, representations, negotiations and understandings made by the parties, oral and written, express or implied, are hereby superseded by this Agreement. In reaching this Agreement, no party has relied upon any representation or promise except those expressly set forth. No amendment or modification to this Agreement shall be binding between the parties unless it is in writing and signed by both parties.

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          6.          Employee further understands and acknowledges that:

                    a.          This Agreement constitutes a voluntary waiver of any and all rights and claims Employee has or may have against Employer as of the date of the execution of this Agreement, including rights or claims arising under the federal Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. Section 621, et seq.;

                    b.          Employee has knowingly and voluntarily waived rights or claims pursuant to this Agreement and in exchange for consideration, the receipt and adequacy of which is hereby acknowledged and the value of which exceeds payment or remuneration to which Employee was already entitled;

                    c.          Employee represents that Employee has read this Agreement, has been advised to consult an attorney of his/her choosing concerning this Agreement prior to executing it, and is fully aware of the Agreement’s contents and legal effect;

                    d.          It is strongly recommended, urged and advised that Employee discuss this Agreement with his attorney before executing it. Employee expressly acknowledges that he has been provided at least twenty-one (21) days to review and consider this Agreement before signing it. Should Employee decide not to use the full 21 days, then he knowingly and voluntarily waives any claim that he was not given that period of time or did not use the entire 21 days to consult an attorney or consider this Agreement; and

                    e.          Employee may revoke this Agreement at any time up to seven (7) calendar days following his execution of this Agreement, and this Agreement shall not become effective or enforceable until the revocation period has expired (without this Agreement being revoked) which is at 12:01 a.m., on the eighth day following his execution of this Agreement. If Employee decides to revoke this Agreement, such revocation must be in writing to Employer, and must be received by Employer no later than the end of this revocation period. If Employee revokes this Agreement, he shall not receive the payment described in the beginning of this Agreement.

          7.          This Agreement shall bind and inure to the benefit of the respective heirs, beneficiaries, successors, affiliates and assigns of the respective parties and entities named herein.

          8.          If any provision of this Agreement shall be held by a court to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

          9.          Any determination that any provision hereof is invalid or unenforceable, in whole or in part, shall have no effect on the validity or enforceability of any remaining provision hereof. Time is of the essence of this Agreement wherever time is a factor.

          10.          This Agreement is entered into in, and shall be governed by and construed and interpreted in accordance with, the laws of the State of California. Any action to interpret or enforce this Agreement must be brought in a court of competent jurisdiction within Orange County, California.

          11.          To the maximum extent permitted by applicable law, Employer and Employee each waive their right to a jury trial.

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          12.          In consideration for the payments described above, Employee agrees to respond to all inquiries of Employer about any matters concerning Employer or its affairs that occurred or arose during the period of his employment by Employer and Employee further agrees to cooperate fully with Employer in investigating, prosecuting and defending any charges, claims, demands, liabilities, causes of action, lawsuits or other proceedings by, against or involving Employer relating to the period during which he was employed by Employer or relating to matters of which Employee has or should have knowledge or information. Among other things, Employee agrees on reasonable notice to make himself available and to be interviewed by and to cooperate fully with Employer and its representatives in connection with potential or actual litigation, including providing truthful testimony, depositions, declarations, discovery and trial preparation and proceedings. In the event the Employee is required to travel in connection with such cooperation, Employer agrees to reimburse him (upon presentation of original travel receipts) for the reasonable costs of airfare, hotel, ground transportation and meals.

          13.          Employee will not at any time reveal (either directly or indirectly, to any person, association, business, firm or corporation) or use any trade secret, proprietary information or any confidential information of or concerning Employer learned, obtained, created or originated by Employee during the course of Employee’s employment with Employer including but not limited to, information about its business (including information concerning Employer’s parent, subsidiary and affiliated entities and divisions), assets, financial condition, legal issues, customer or broker information, employee information, analyses, strategies and/or business plans, and methods or procedures of doing business. It is a continuing obligation of Employee to maintain the confidentiality of such information. Without limiting the foregoing, for a period of two (2) years following the date of this Agreement, Employee shall not at any time communicate (including about any information that is otherwise available to the public) with members of the press, governmental agencies, financial analysts, or media sources, outlets or conduits of any kind in any way relating to Employer, Employer’s business or Employee’s employment with Employer. This Section 13 shall not apply to any disclosures required by applicable law.

          14.          Employee agrees that for a period of one (1) year after the termination of his employment, Employee will not, directly or indirectly, encourage or solicit any officer, employee or consultant of Employer to leave Employer for any reason, nor will Employee ask, encourage or suggest to any third-party, including any future employer, to encourage or solicit any officer, employee or consultant of Employer to leave Employer. Further, Employee agrees that for a period of one (1) year after the termination of his employment, Employee will not solicit, encourage or influence any person or entity who is a customer, client or supplier of Employer to cease doing business with Employer, or encourage any customer, client or supplier to use the services of any competitor of Employer.

          15.          Employee represents that Employee has read this Agreement, has been advised to consult an attorney of his choosing concerning this Agreement prior to executing it, and is fully aware of the Agreement’s contents and legal effect. It is strongly recommended, urged and advised that Employee discuss this Agreement with his attorney before executing it. Should Employee decide not to discuss this Agreement with his attorney, then he knowingly and voluntarily waives any claim that he was not given the opportunity to consult an attorney or consider this Agreement.

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IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

EMPLOYEE:

________________________________________
Charles R. Rinehart

________________________________________
Date

DOWNEY SAVINGS AND LOAN ASSOCIATION, F.A.

By:
________________________________________

________________________________________
Date

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EXHIBT B

DOWNEY SAVINGS AND LOAN ASSOCIATION, F.A.
CHANGE IN CONTROL AGREEMENT

          THIS CHANGE IN CONTROL AGREEMENT (the “Agreement”) is made and entered into as of this 26th day of September, 2008 (“Effective Date”) by and between DOWNEY SAVINGS AND LOAN ASSOCIATION, F.A. (“Downey Savings”) and CHARLES R. RINEHART (“Executive”).

          WHEREAS, the Boards of Directors of Downey Savings and its holding company, Downey Financial Corp. (“DFC”) have determined that in the event of a possible, threatened or pending sale or other change in control of Downey Savings or DFC, it is imperative that Downey Savings, DFC and the Boards of Directors of Downey Savings and DFC be able to rely upon Executive to continue in Executive’s position, and that Downey Savings, DFC and the Boards of Directors of Downey Savings and DFC be able to receive and rely upon Executive’s services without concern that Executive might be distracted by the personal uncertainties and risks created by any such possible transactions; and

          WHEREAS, the Boards of Directors of Downey Savings and DFC each has determined that Executive should be provided severance benefits in the event Executive’s employment is terminated in connection with a Change in Control, so that Executive will not be distracted by personal uncertainties and risks concerning Executive’s employment with Downey Savings; and

          WHEREAS, the Boards of Directors of Downey Savings and DFC each has authorized Downey Savings to enter into an agreement with Executive providing severance benefits in connection with a Change in Control as set forth herein;

          NOW, THEREFORE, to assure Downey Savings that it will have the continued dedication and services of Executive and to induce Executive to remain in the employ of Downey Savings, and for other good and valuable consideration, Downey Savings and Executive agree as follows:

          1.          Definitions.

                    (a)          “Cause” shall have the meaning set forth in the Employment Agreement of even date herewith between Downey Savings and Executive (the “Employment Agreement”).

                    (b)          “Change in Control” means the first to occur of any of the following events:

                              (i)          Any “person” or “group” (as defined in or pursuant to Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the capital stock of Downey Savings or of DFC entitled to vote in the election of directors, other than (A) a trustee or other fiduciary holding securities under an employee benefit plan maintained for the benefit of employees of Downey Savings or DFC, (B) DFC or any successor to DFC by means of a transaction that is not a Change in Control pursuant to clause (iii) of this Subsection 1(d) or (C) a group of two or more

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persons not (1) acting in concert for the purpose of acquiring, holding or disposing of such stock or (2) otherwise required to file any form or report with any governmental agency or regulatory authority having jurisdiction over Downey Savings or DFC which requires the reporting of any change in control. The acquisition of additional stock by any person who immediately prior to such acquisition already is the beneficial owner of more than fifty percent (50%) of the capital stock of Downey Savings or of DFC entitled to vote in the election of directors is not a Change in Control.

                              (ii)          During any period of not more than twelve (12) consecutive months during which DFC continues in existence, not including any period prior to the Effective Date of this Agreement, Continuing Directors cease for any reason to constitute at least a majority of the Board of Directors of DFC.

                              (iii)          The effective date of any consolidation or merger of Downey Savings or DFC (after all requisite shareholder, applicable regulatory and other approvals and consents have been obtained), other than (A) a consolidation or merger of Downey Savings or DFC in which the holders of the voting capital stock of Downey Savings or DFC (whichever entity is participating in the consolidation or merger) immediately prior to the consolidation or merger hold at least fifty percent (50%) of the voting capital stock of the surviving entity immediately after the consolidation or merger or (B) a consolidation or merger of Downey Savings or DFC with one or more other persons that are related to Downey Savings or DFC immediately prior to the consolidation or merger. For purposes of this provision, persons are “related” if one of them owns, directly or indirectly, at least fifty percent (50%) of the voting capital stock of the other or a third person owns, directly or indirectly, at least fifty percent (50%) of the voting capital stock of each of them.

                              (iv)          The sale or transfer of all or substantially all of Downey Savings’ assets or of DFC’s assets, respectively, to one or more persons that are not related (as defined in clause (iii) of this Subsection 1(d)) to Downey Savings or DFC immediately prior to the sale or transfer.

                              (v)          The occurrence of an event which would result in a change in control of Downey Savings within the meaning of the Home Owners’ Loan Act of 1933, as amended, and the Rules and Regulations promulgated by the OTS, as in effect on the date hereof (provided that in applying the definition of change in control as set forth in the Rules and Regulations of the OTS, the Board shall substitute its judgment for that of the OTS).

                    (c)          “Code” means the Internal Revenue Code of 1986, as amended.

                    (d)          “Continuing Director” means (i) each Director in office on the effective date of this Agreement, and (ii) any successor to any such Director whose nomination or selection to the Boards of Directors of Downey Savings or DFC was recommended or approved by a majority of the Directors in office at the time of the Director’s nomination or selection.

                    (e)          “Director” means a member of the Boards of Directors of Downey Savings or DFC.

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                    (f)          “Good Reason” shall have the meaning set forth in the Employment Agreement.

                    (g)           “Welfare Benefits” means and includes, without limitation, all life, dental, health, accident and disability benefit plans, other similar welfare plans, and any equivalent successor policy, plan, program or arrangement that may now exist or be adopted hereafter by Downey Savings or DFC.

          (2)          Term of Agreement. Subject to the provisions of Section 8 below, this Agreement shall continue in effect for a period of three (3) years following the date of this Agreement, unless earlier terminated or extended by agreement of the parties hereto. In the event that a Change in Control occurs during the term of this Agreement, this Agreement shall continue in effect indefinitely until all obligations hereunder have been satisfied.

          (3)          Severance Benefits.

                    (a)          In the event that a Change in Control occurs and within twenty-four (24) months after the Change in Control, either (i) Executive’s employment is terminated by Downey Savings or DFC without Cause or (ii) Executive voluntarily terminates employment with Downey Savings while Good Reason exists, and, in either case, Executive executes a Separation Agreement and Release in substantially the form attached hereto as Exhibit A, Downey Savings (or its successor) shall pay Executive, within ten (10) business days after Executive executes and returns the Separation Agreement and Release, a lump sum amount equal to the following:

                              One (1) multiplied by the Executive’s Annual Compensation

A change in Executive’s employer from Downey Savings to DFC or to any successor in interest to Downey Savings or DFC alone shall not be considered a termination of Executive’s employment for purposes of this Agreement.

                    (b)          Notwithstanding anything to the contrary in this Agreement, solely to the extent that such delay is required in order to avoid the imposition of an excise tax under Section 409A of the Code, if Executive is a “specified employee” for purposes of Section 409A(a)(2)(B) of the Code, any payments to be made pursuant to the Agreement that are considered to be non-qualified deferred compensation distributable in connection with separation from service for purposes of Section 409A of the Code, and which otherwise would have been payable at any time during the six-month period immediately following such separation from service, shall not be paid prior to, and shall instead be payable in a lump sum within ten (10) business days following, the expiration of such six-month period.

                    (c)          Notwithstanding anything to the contrary in this Agreement, within thirty (30) days prior to or twelve (12) months following a Change in Control event set forth in clause (i), (ii), (iii) or (iv) of Subsection 1(d) above, Downey Savings unilaterally may terminate its severance benefit obligations under this Section 3 and Section 5 below by notifying Executive of such termination and paying Executive the amounts provided in Section 3 and Section 5 as though all conditions to such payments had been met, within ten (10) business days after Executive executes and returns the Separation Agreement and Release, without regard to

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whether Executive’s employment with Downey Savings has terminated. Such payment shall in no event be made later than twelve (12) months following Downey Savings’ termination of such obligations, and Downey Savings shall have no obligation to make such payment if Executive fails to execute and return the Separation Agreement and Release at least ten (10) business days prior to the end of such twelve (12) month period. Downey Savings may exercise this right to terminate only if Downey Savings terminates all arrangements that are substantially similar to those set forth in Sections 3 and 5 that Downey Savings has at that time with other employees. Downey Savings may exercise this right to terminate only in a manner and to the extent that it will not subject Executive to an excise tax under Section 409A of the Code.

          4.          Welfare Benefits.

                    (a)          For a period of twelve (12) months following the termination of Executive’s employment with Downey Savings under circumstances qualifying Executive for a severance payment under Section 3 above (including the signing of a Separation Agreement and Release), Downey Savings shall provide to Executive (and Executive’s spouse and other qualified dependents) all Welfare Benefits at Downey Savings’ expense that Downey Savings provided to Executive at Downey Savings’ expense (and Executive’s spouse and qualified dependents) immediately prior to the termination of Executive’s employment. Notwithstanding the foregoing, with respect to any Welfare Benefits provided through an insurance policy, Downey Savings’ obligation to provide such Welfare Benefits shall be limited by the terms of such policy; provided, however, that (i) Downey Savings shall make reasonable efforts to amend such policy to provide the continued coverage described in this Subsection 4(a), and (ii) if such policy is not amended to provide the continued benefits described in this Subsection 4(a), Downey Savings shall pay Executive’s cost of comparable replacement coverage.

                    (b)          If prior to the termination of Executive’s employment, Executive was required to contribute towards the cost of a Welfare Benefit as a condition of receiving such Welfare Benefit, Executive may be required to continue contributing towards the cost of such Welfare Benefit under the same terms and conditions as applied to Executive while employed in order to receive such Welfare Benefit.

          5.          Excise Tax.

                    (a)          If apart from the provisions of this Section 5 all or any portion of the amounts payable to Executive under this Agreement, either alone or together with other payments Executive receives from Downey Savings (or a successor), would constitute “excess parachute payments” within the meaning of Section 280G of the Code that would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the amounts payable hereunder shall be reduced if and to the extent set forth in this Section 5. The payments hereunder shall be reduced by the minimum amount necessary to eliminate application of the Excise Tax (the “Reduction Amount”) if and only if Executive’s net after-tax economic benefit under this Agreement after such reduction exceeds what Executive’s net after-tax economic benefit under this Agreement would be without such reduction. In each case Executive’s net after-tax economic benefit shall be determined as the amount of the cash payments to be made to Executive under this Agreement reduced by Executive’s state and federal income tax, Excise Tax, FICA tax and other tax liabilities attributable to all payments to be made to Executive under this Agreement and under any other agreements and arrangements providing payments to

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Executive from Downey Savings (or a successor) that would constitute “parachute payments” within the meaning of Section 280G of the Code.

                    (b)          The determination of the amount of the Excise Tax, the Reduction Amount, Executive’s net after-tax economic benefit and the assumptions to be utilized in arriving at such determinations, shall be made, at Downey Savings’ expense, by an independent accounting firm (the “Accounting Firm”) retained by Downey Savings and identified to Executive prior to any Change in Control. If no other Accounting Firm is identified to Executive prior to a Change in Control, the Accounting Firm shall be KPMG LLP. The Accounting Firm shall provide detailed supporting calculations both to Downey Savings and Executive at such time or times as may be requested by Downey Savings and, if requested by Executive, within fifteen (15) business days following the Accounting Firm’s receipt of notice from the Executive. Such calculations shall be made from information available to the Accounting Firm, which information may be supplemented by Downey Savings and/or Executive after reviewing the Accounting Firm’s initial calculations. Any final determination by the Accounting Firm shall be binding upon Downey Savings and Executive absent clear error. Downey Savings shall provide the Accounting Firm the Executive’s payroll records for the current year and prior five years and shall cause the Accounting Firm to make and complete the determinations and supporting calculations required hereunder in sufficient time to effect any reduction in payment as set forth herein.

          6.          Other Executive Benefits. The benefits provided to Executive hereunder shall not be affected by or reduced because of any other benefits (including, but not limited to, salary, bonus, pension, stock option or stock purchase plan) to which Executive may be entitled by reason of Executive’s employment with Downey Savings or the termination of Executive’s employment with Downey Savings, and no other such benefit by reason of such employment shall be so affected or reduced because of the benefits bestowed by this Agreement. Notwithstanding the foregoing, if Executive qualifies for severance pay under Section 3 of this Agreement, such severance pay will be in lieu of, and not in addition to, any severance or other termination payments to which Executive may be entitled under any plan or arrangement of Downey Savings.

          7.          Withholding. All amounts payable by Downey Savings hereunder shall be subject to all federal, state, local and other withholdings and employment taxes as required by applicable law.

          8.          Regulatory Restrictions. Notwithstanding anything in this Agreement to the contrary, the restrictions set forth below shall apply:

                    (a)          Any payments and other benefits provided to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and any regulations promulgated thereunder, including, without limitation, FDIC Regulation 12 CFR Part 359, Golden Parachute and Indemnification Payments.

                    (b)          If Executive is suspended and/or temporarily prohibited from participating in the conduct of Downey Savings’ affairs by a notice served under Section 8 (e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818 (e)(3) and (g)(1)), Downey Savings’

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obligations under this Agreement shall be suspended as of the date of service of the notice unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Downey Savings shall pay Executive any amounts withheld while its contract obligations were suspended and shall reinstate any of its obligations hereunder that were suspended.

                    (c)          If Executive is removed and/or permanently prohibited from participating in the conduct of Downey Savings’ affairs by an order issued under Section 8 (e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818 (e)(4) or (g)(1)), all obligations of Downey Savings under this Agreement shall terminate as of the effective date of the order, except to the extent that Executive’s rights hereunder vested prior to such date.

                    (d)          If Downey Savings is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but this Subsection 8(d) shall not affect any vested rights of Executive.

                    (e)          All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of Downey Savings (i) by the Director of the FDIC or his or her designee, at the time the FDIC or Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of Downey Savings under the authority contained in Section 13(c) of the Federal Deposit Insurance Act or (ii) by the Director of the FDIC or his or her designee, at the time the Director of the FDIC or his or her designee approves a supervisory merger to resolve problems related to operation of Downey Savings or when Downey Savings is determined by the Director of the FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

          9.          Entire Agreement; Effect of Prior Agreements. This is the complete agreement of the parties on the subject set forth herein, together with the Employment Agreement and any agreements incorporated therein. This Agreement supersedes any prior oral or written agreement or understanding on such subject. No party is relying on any representations, oral or written, on the subject of the effect, enforceability, or meaning of this Agreement, except as specifically set forth in this Agreement.

          10.          Time is of the Essence. Time is of the essence hereunder wherever time is a factor.

          11.          Attorney Fees. In the event that any legal proceeding is commenced to interpret or enforce this Agreement, the prevailing party in such proceeding shall be entitled to recover from the other party the prevailing party’s reasonable attorney fees, costs and expenses relating to such proceeding.

          12.          Amendment. This Agreement may not be amended without the prior written consent of both Executive and Downey Savings.

          13.          No Right to Continued Employment. This Agreement does not constitute a contract of employment, does not change the status of Executive’s employment on an at-will basis or otherwise and does not change Downey Savings’ policies regarding termination of employment. Nothing in this Agreement shall be deemed to give Executive the right to be

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retained in the service of Downey Savings or to deny Downey Savings any right it may have to discharge or demote Executive at any time; provided, however, that Executive shall not be denied the benefits of this Agreement by any action taken by Downey Savings in contemplation of a Change in Control. No provision of this Agreement shall in any way limit, restrict or prohibit Executive’s right to terminate employment with Downey Savings.

          14.          Severability. If a court or other body of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, that provision will be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, or, if it is not possible to so adjust such provision, this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted. The invalidity and unenforceability of any particular provision of this Agreement shall not affect any other provision hereof, and all other provisions of the Agreement shall be valid and enforceable to the fullest extent possible.

          15.          Successors.

                    (a)          Downey Savings will require any successor, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all of the business and/or assets of Downey Savings to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Downey Savings would be required to perform it if no such succession had taken place.

                    (b)          This Agreement shall inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

          16.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, except to the extent preempted by federal law including without limitation the federal laws applicable to federally chartered savings associations, without regard or reference to the rules of conflicts of law that would require the application of the laws of any other jurisdiction. Any action to interpret or enforce this Agreement, or to resolve any dispute that may arise out of or relate to this Agreement, shall be brought solely in the Superior Court of California in and for Orange County.

          17.          No Duty to Mitigate. Executive is under no contractual or legal obligation to mitigate damages in order to receive the severance benefits provided under this Agreement.

          18.          Notices. All notices and other communications under this Agreement shall be in writing and mailed, telecopied, or delivered by hand or by a nationally recognized courier service guaranteeing overnight delivery to a party, at the following address (or to such other address as such party may have specified by notice given to the other party pursuant to this provision):

If to Executive, to:

Charles R. Rinehart 1811 La Cuesta Drive Santa Ana, CA 92705
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If to Downey Savings, to:

Downey Savings and Loan Association, F.A. 3501 Jamboree Road Newport Beach, CA 92660 Attention: General Counsel Telephone: (949) 725-4790 Facsimile: (949) 725-0619

All such notices and communications shall, when mailed, telecopied, or delivered, be effective three days after deposit in the United States mail, telecopied with confirmation of receipt, or delivered by hand to the addressee or one day after delivery to the courier service.

          19.          Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

          20.          Consultation With Counsel. Executive acknowledges that Executive has had a full and complete opportunity to consult with counsel and other advisors of Executive’s own choosing concerning the terms, enforceability and implications of this Agreement, and that neither Downey Savings nor DFC has made any representations or warranties to Executive concerning the terms, enforceability or implications of this Agreement other than as reflected in this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

DOWNEY SAVINGS AND LOAN		EXECUTIVE
ASSOCIATION, F.A.
By:	/s/ Jon A. MacDonald	/s/ Charles R. Rinehart
	Jon A. MacDonald	Charles R. Rinehart
Executive Vice President
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